UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

INFRASTRUCTURE DEVELOPMENTS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52936	27-1034540
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

299 S. Main Street, 13th floor, Salt Lake City, Utah  84111

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (202) 579-9472

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2011, the common stock of Infrastructure Developments Corp. (the “Company”) was removed from the OTC Bulletin Board® (“OTCBB”) due to inactivity pursuant to Securities and Exchange Commission Rule 15c2-11. The Company thereafter determined to return to eligibility on the OTCBB by remedying the deficiency.

The Company resumed quotation on the OTCBB as of March 4, 2011.

Item 7.01        Regulation FD Disclosure

The information contained herein includes two press releases attached to this current report in Item 9.01 as Exhibit 99(i) and Exhibit 99(ii) which are incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The press releases relate to the Company’s common stock being removed from and resuming quotation on the OTCBB as further detailed in Item 3.01, above. This information is “furnished” and not “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Exchange Act or the Securities Act only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.      Description

99(i)                 Press release regarding OTCBB quotation ineligibility dated February 28, 2011

99(ii)                Press release regarding OTCBB quotation resumption dated March 8, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: March 9, 2011                                Infrastructure Developments Corp.

                                                                        /s/ Thomas R. Morgan

                                                                 Name: Thomas R. Morgan

                                                                 Title:    Chief Executive Officer, Chief Financial Officer Principal Accounting Officer, and Director